As filed with Securities and Exchange Commission on July 29, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUIDEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-2573850
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

12544 High Bluff Drive, Suite 200, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED

2010 EQUITY INCENTIVE PLAN

(Full title of the plan)

Robert J. Bujarski

Senior Vice President, General Counsel and Corporate Secretary

Quidel Corporation

12544 High Bluff Drive, Suite 200

San Diego, California 92130

(858) 552-1100

(Name, address and telephone number (including area code) of agent for service)

With a copy to:

Jeffrey E. Beck

Snell & Wilmer L.L.P.

One Arizona Center

400 East Van Buren

Phoenix, Arizona 85004

(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock ($0.001 par value) issuable under the Quidel Corporation Amended and Restated 2010 Equity Incentive Plan	950,000	$23.15	$21,992,500	$2,833

(1)	In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low prices of the Registrant’s shares of Common Stock on July 25, 2014.

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 is filed by Quidel Corporation, a Delaware corporation (the “Registrant”), to register and additional 950,000 shares (“Additional Shares”) of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), which may be offered or sold under the Quidel Corporation Amended and Restated 2010 Equity Incentive Plan (the “2010 Plan”). The Additional Shares are being registered in addition to the Common Stock previously registered pursuant to Form S-8 filed on May 14, 2010 (No. 333-166845) and Form S-8 filed on June 8, 2012 (No. 333-182028) (together, the “Prior Registration Statements”), pursuant to which the Registrant registered 2,201,008 shares (including 1,215,008 shares previously registered under a prior plan and transferred to the 2010 Plan) and 1,500,000 shares, respectively, of Common Stock for issuance under the 2010 Plan. The contents of the Prior Registration Statements are incorporated herein by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Exhibit Number	Description	Page or Method of Filing

5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of Independent Registered Accounting Firm	Filed herewith

23.2	Consent of Snell & Wilmer L.L.P.	Included at Exhibit 5.1

24.1	Power of Attorney	See Signature Pages

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 29th day of July, 2014.

QUIDEL CORPORATION

By:	/s/ Douglas C. Bryant
Douglas C. Bryant
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Douglas C. Bryant and Randall J. Steward, and each of them, with full power of substitution and with full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the date indicated.

Signature	Title	Date

/s/ Douglas C. Bryant Douglas C. Bryant	President, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2014

/s/ Randall J. Steward Randall J. Steward	Chief Financial Officer (Principal Financial and Accounting Officer)	July 29, 2014

/s/ Mark A. Pulido	Chairman of the Board	July 29, 2014
Mark A. Pulido

/s/ Thomas D. Brown	Director	July 29, 2014
Thomas D. Brown

/s/ Kenneth F. Buechler	Director	July 29, 2014
Kenneth F. Buechler

/s/ Rodney F. Dammeyer	Director	July 29, 2014
Rodney F. Dammeyer

/s/ Mary Lake Polan	Director	July 29, 2014
Mary Lake Polan

/s/ Jack W. Schuler	Director	July 29, 2014
Jack W. Schuler

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing

5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of Independent Registered Accounting Firm	Filed herewith

23.2	Consent of Snell & Wilmer L.L.P.	Included at Exhibit 5.1

24.1	Power of Attorney	See Signature Pages